UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 1, 2004

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.

Form 8-K

Item 5. Other Events.

Transfer of Common Stock Listing to the Nasdaq SmallCap Market

The Nasdaq Stock Market approved the transfer of our stock listing to the Nasdaq SmallCap Market on March 31, 2004. The transfer was effective at the start of trading on Monday, April 5, 2004. The Company’s ticker symbol will remain the same (“LPTH”).

On April 1, 2004, the Company issued a press release disclosing the foregoing. A copy of the press release is attached hereto as an exhibit (99.1).

Registration Completed for Private Placement Shares

The Securities and Exchange Commission has declared the Company’s Form S-3 filing of March 22, 2004 to be effective as of March 29, 2004 at 11:00 am. This action registers the shares that were sold to a group of private investors in February 2004 to permit them to be traded without restriction in public markets.

On April 1, 2004, the Company issued a press release disclosing the foregoing. A copy of the press release is attached hereto as an exhibit (99.1).

The Company Projects Third Quarter Results

The Company issued a press release with certain key preliminary financial results contained therein, including estimated sales for the quarter and the Company’s end-of-quarter cash and cash equivalent balances and quarterly cash usage.

On April 8, 2004, the Company issued a press release disclosing the foregoing. A copy of the press release is attached hereto as an exhibit (99.2).

Item 7. Exhibits.

Exhibit	Description
99.1	Press release dated April 1, 2004, announcing LightPath’s transfer of common stock listing to the Nasdaq SmallCap Market and the completion of the Company’s registration of private placement shares.

99.2	Press release dated April 8, 2004, announcing LightPath’s projection of third quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: April 8, 2004	By:	/s/ Monty K. Allen
Monty K. Allen, CFO